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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) April 21, 1999


                                INTELLICELL CORP.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


            001-12571                                    95-4467726
      (Commission File Number)              (I.R.S. Employer Identification No.)


          9314 Eton Avenue
       Chatsworth, California                              91311
(Address of principal executive offices)                 (Zip Code)


                                 (818) 709-2300
               Registrant's telephone number, including area code


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Item 5.   OTHER EVENTS

     On April 21, 1999, Intellicell Corp. (the "Company") and Ben Neman entered into an agreement pursuant to which Mr. Neman resigned as the Company's Chairman of the Board and President as of April 21, 1999, and the parties terminated Mr. Neman's existing employment agreement with the Company. The Company paid Mr. Neman $250,000 upon signing of the termination agreement and will pay him 24 monthly payments of $14,583.33 each, with the first payment commencing on May 1, 1999. These monthly payments will be accelerated in the event the Company fails to comply with any of the provisions of the agreement or if the parties are unable to complete a private sale by Mr. Neman of 200,000 of his shares of the Company's common stock by approximately May 11, 1999. The termination agreement also provides for certain limitations on Mr. Neman's public sales of the balance of his shares of the Company's common stock.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

    10.1  Agreement dated April 21, 1999 between Ben Neman and the Company.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INTELLICELL CORP.




Date:  April 28, 1999               By:   /s/ DAVID KANE
                                          -------------------------------------
                                          David Kane, Chief Financial Officer



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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER      DESCRIPTION
--------    -----------
10.1        Agreement dated April 21, 1999 between Ben Neman and the Company.
